Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253866

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 16, 2021)

ORIGIN AGRITECH LIMITED

Up To 280,000 Ordinary Shares

Origin Agritech Limited, a British Virgin Islands company (the “Company” or “Origin Agritech”), is offering up to 280,000 of its ordinary shares, of no par value (“Shares”), to potential investors at a negotiated market price but not less than $8.80 per share. The offering, and any sales thereafter, will be made on a negotiated basis, from time to time, or all at one time, until the earlier of nine months after the date of this prospectus supplement or the sale of all the offered Shares. The Shares will be offered and sold in this offering by the efforts of the Chief Executive Officer of the Company, Dr. Gengchen Han, pursuant to a securities purchases agreement to be entered into with one or more purchasers, as negotiated by the Chief Executive Officer and the purchasing investor or investors.

We are selling the securities under this prospectus supplement on a “self-sell basis” without engaging any broker-dealer, selling agent or other securities professional or intermediary. There is no assurance that the Company will be able to sell all the offered Shares or at the price indicated herein. The Chief Executive Officer will not receive any commission or other form of compensation from the sale of any Shares sold under this prospectus. He will not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

Our ordinary shares trade on the NASDAQ Capital Market under the symbol “SEED.” On October 12, 2022, the last reported sale price per share of our ordinary shares was $9.89. As of the date of this prospectus supplement, our public float was $44,379,644, which was calculated based on 4,487,325 of our ordinary shares outstanding and held by non-affiliates and a price of $9.89 per share, the closing price of our ordinary shares on the NASDAQ Capital Market on October 12, 2022.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” commencing on page S-3 of this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 13, 2022

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, dated March 16, 2021, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

“we,” “us,” “our Company,” “the Company,” “our” or “Origin” refers to Origin Agritech Limited, a company limited by shares registered with limited liability under the BVI Business Companies Act (as amended), its predecessor entities and its wholly and partially owned subsidiaries and the variable interest entities that we consolidate in our financial statements;

all references to “$,” “dollars” or “U.S. dollars” refer to the legal currency of the United States; all references to “RMB” refer to the legal currency of the Peoples’ Republic of China; and

“Ordinary Shares” refers to the authorized ordinary shares, of no par value, of Origin Agritech Limited.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Company Overview

Origin Agritech Limited, along with its subsidiaries, is focused on agricultural biotechnology and an agricultural oriented e-commerce platform, operating in the Peoples’ Republic of China or PRC. Our seed research and development activities specialize in crop seed breeding and genetic improvement. The e-commerce activities will focus on delivering agricultural products to farmers in China via online and mobile ordering and tracking the source of the agricultural products via blockchain technologies. Origin believes that it has built a solid capacity for seed breeding technologies, including marker-assisted breeding and doubled haploids technologies, which it believes, along with its rich germplasm resources, will allow it to become a significant seed technology company in China. With the developmental changes occurring in rural China and our strong brand in that market, we believe we can establish a successful e-commerce platform for farmers in rural China.

We built an agricultural biotechnology research center in 2005 and have been leading the development of biotechnology among crop seed companies in China since then. We have established plant genetic engineering technology platforms, including transforming herbicide tolerance, insect resistance, nitrogen utilization efficiency, and drought stress tolerance traits into corn inbred lines. Of note, we made significant strides in developing our exclusive herbicide tolerance, insect resistance and phytase products, and recently drought resistant products. In November 2009, our genetically modified phytase corn received the Bio-Safety Certificate from China’s Ministry of Agriculture and Rural Affairs (“MARA”). This was the world’s first genetically modified phytase corn and also the first genetically modified corn seed product in China. The certificate was renewed by the MARA in January 2015. We also are pursuing the approval of other GM seed products in China, including glyphosate tolerant corn and insect resistant corn. We believe we have established a substantial seed product and germplasm pipeline.

Through the subsidiary Xinjiang Origin, the Company maintains its “Green Pass” status, providing the Company with the competitive advantage of introducing new hybrid varieties to the Chinese market under an expedited government approval process.

We seek to utilize China’s emerging technology base for our future development. In particular, from time to time we enter and further develop cooperative agreements with publicly funded research institutes in China. In exchange for providing funding to these institutes, we receive rights, which are frequently exclusive rights, to market any seeds developed by these institutes. When a seed is ready to be marketed, we negotiate with the institute to establish an arrangement by which we are permitted to sell the newly developed seeds in exchange for the payment of certain fees to the institute. We believe that these cooperative agreements allow us to access new products without expending substantial costs for our own research and development.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our ordinary shares, see “Description of the Ordinary Shares We May Offer” in the accompanying base prospectus.

Ordinary Shares offered and sold by us	Up to 280,000 ordinary shares having an aggregate offering price of $2,464,000.

Minimum price	Market, but not less than $8.80 per ordinary share.

Ordinary Shares issued and outstanding prior to this sale	6,016,058 ordinary shares.

Ordinary Shares issued and outstanding after this sale	6,296,058 ordinary shares..

Subscription method	Persons desiring to purchase Shares will be asked to sign a securities purchase agreement and tender it to the Company with full payment. Funds will be deposited in a general account of the Company; the Company is not using an escrow account or agent to hold funds until acceptance. Subscriptions may be rejected or modified in whole or in part. Funds for reduced or rejected subscriptions will be returned promptly, without interest or deduction. Evidence of the Shares purchased be by “direct registration system,” meaning that the transfer agent for the Company will send a notice of the shares of the investor that are held on the investors behalf at the transfer agent, until the investor elects to transfer the Shares to their brokerage account.

Use of proceeds	The gross proceeds will be used for working capital and general corporate purposes.

Risk factors	Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” in this prospectus supplement.

NASDAQ Capital Market symbol	“SEED”

The number of ordinary shares issued and outstanding after this sale is based on 6,016,058 ordinary shares outstanding as of October 12, 2022, and excludes (i) shares underlying outstanding warrants for the purchase of 1,000,000 ordinary shares, (ii) ordinary shares that are or may be outstanding pursuant to the performance equity plans of the Company and (iii) shares that we may sell under an Equity Purchase Agreement with Oasis Capital, LLC.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before purchasing our ordinary shares, you should read and consider carefully the following risk factors as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our ordinary shares could decline. As a result, you could lose some or all of any investment you may make in our ordinary shares.

Risks relating to our ordinary shares

Certain provisions in our organizational documents may discourage our acquisition by a third party, which could limit your opportunity to sell your shares at a premium.

Our memorandum and articles of association include provisions that could limit the ability of others to acquire control of us. Under those provisions, our board of directors has the power to issue preferred shares with such rights attaching to them as they decide and this power could be used in a manner that would delay, defer or prevent a change of control of us. These provisions could have the effect of depriving you of the opportunity to sell your shares at a premium over prevailing market prices by discouraging third parties from seeking to acquire control of us in a tender offer or similar transactions.

We qualify as a foreign private issuer and, as a result, are subject to reduced requirements with respect to the reporting of financial statements and other material events to our shareholders and the SEC.

As a foreign private issuer, we are obligated to file an Annual Report with audited financial statements and Form 6-K reports with the United States Securities and Exchange Commission, or the SEC, at such times as we release information to the public either voluntarily or pursuant to the laws of the British Virgin Islands or the PRC. Therefore, the regularity of financial and other information may be less than would be applicable to a domestic United States registered company under the rules and regulations of the SEC. Investors may not receive information on a timely basis, which could increase their risk of investment in us.

Because we are a foreign private issuer, we have elected to follow British Virgin Islands law in connection with compliance under the Nasdaq Marketplace Rules, which restrict the application of the Nasdaq corporate governance requirements.

The Nasdaq Marketplace Rules permit foreign private issuers to elect not to be governed by all the corporate governance rules. We have elected to avail ourselves of the exemption provided by Nasdaq, and we have elected to be governed by only the British Virgin Island laws and the terms of our memorandum and articles, which for example do not require us to hold an annual meeting each year. Consequently, investors may not have the ability to express their opinion on our business and the actions of directors through the voting process for directors. In other respects, we do follow the Nasdaq Marketplace Rules, such as having a nominations and compensation committee, but these are voluntary and may be eliminated at any time.

A consistently active trading market for shares of our ordinary shares may not be sustained.

Historically, trading in our ordinary shares has been volatile. Generally, the market for our ordinary shares is characterized as “thinly-traded.” There have been, and may in the future be, extended periods when trading activity in our shares is minimal, as compared to a seasoned issuer with a large and steady volume of trading activity. The trading volume at a point in time, combined with the availability of stock, generally will impact the price at which our ordinary shares trade. Trading of a relatively small quantity of ordinary shares may disproportionately influence the market price of our ordinary shares. A consistently active and liquid trading market in our securities may never develop or be sustained.

Our stock price may be volatile.

The market price of our ordinary shares is likely to be volatile and could fluctuate in response to various factors, many of which are beyond our control, including the following: our ability to execute our business plan; operating results that fall below expectations; industry or regulatory developments; investor perception of our industry or our prospects; economic and other external factors; and the other risk factors as discussed below.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our ordinary shares.

Our predecessor auditor, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by Public Company Accounting Oversight Board of the United States, and as such, investors may be deprived of the benefits of such inspection.

Independent registered public accounting firms that issue the audit reports included in annual reports filed with the SEC are required by the laws of the United States to undergo regular inspections by the Public Company Accounting Oversight Board (“PCAOB”) to assess compliance with the laws of the United States and professional standards.

Article 177 of the PRC Securities Law, which became effective in March 2020, states that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. The United States Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. The SEC has adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB has issued a report notifying the Securities and Exchange Commission of its determination that it is currently unable to inspect or investigation completely accounting firms headquartered in mainland China or Hong Kong. Further, the United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCA Act, which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or be delisted.

On January 3, 2020, the Company engaged Borgers as its independent registered public accounting firm. The firm is registered with the PCAOB and operates in Lakewood, Colorado, USA, and is subject to PCAOB rules regarding periodic inspection.

Although the Company does not believe that it is subject to any delisting because of the laws discussed above by reason of having a US accounting firm that is PCEAOB registered as its auditor of its financial statements, it is possible that in the future the laws of the United States and PRC could be changed to make our current auditor arrangement inadequate. In that event we might face delisting of our securities from NASDAQ and the value of our ordinary shares in the market would decline in valuable.

Risks relating to the form of offering

This offering is made without an underwriter, therefore, it is possible that the Company will not sell all the Shares offered.

The offering is self-underwritten by the Company. This means the Company will not engage the services of an underwriter to sell the Shares, and the Company may not generate any proceeds from the offering. We intend to sell the Shares through the efforts of our Chief Executive Officer; we will not pay him any commissions or other compensation for his efforts. Without the services of a professional finance firm, we might not sell any of the Shares offered or only sell some of the Shares. If the Company does not raise the full amount being sought, it may have to modify its business plans. A substantial reduction in the business plan may impair the business and financial ability of the Company.

This offering is being made without any escrow of investor funds or special provisions for the return of funds if a subscription is not accepted or reduced in amount.

When investors make a subscription for our ordinary shares, the purchase price will not be placed in any escrow account and will become a general asset of the Company.

There is no minimum offering amount.

Subscriptions will be accepted on a rolling basis. There is no assurance that the Company will sell all the Shares offered hereby, and thus obtain the gross proceeds that the Company seeks. There are no investor protections for the return of invested monies. Therefore, once an investor commits to the investment, he bears the full risks of owning ordinary shares in the Company.

The offering may be terminated at any time by the Company, for any reason, prior to nine months after the date of this prospectus. This may result in insufficient funds for our operations.

The offering period will end on the earlier of nine months after the date of this prospectus, the sale of all the offered Shares or termination of the offering by the Company in its discretion. The offering may be terminated if the market price falls below the offering price of the Shares fixed under this prospectus supplement. We may change the price by filing a new prospectus supplement. If the offering is terminated without selling all the offered securities, the Company may have insufficient funds to implement its business plan.

The Board will have full discretion in the use of the proceeds.

The funds raised by this offering will be used for general corporate purposes. Therefore, there is no specific planned use of the funds raised. Investors will have to rely on the Board of Directors and management to deploy the funds as they deem appropriate and in the best interests of the Company. The only control that investors will have over the use of the funds raised will be to pursue a change of control in the Board or management through the corporate laws of the British Virgin Islands and the memorandum and articles of association of the Company.

Risks relating to our corporate structure

Below are risk factors that relate to our business structure, which should be carefully reviewed before making an investment in the securities that may be offered by the company or in the public market. Of particular note, investors should understand the following:

a)            investors are buying shares in a company formed under the laws of the British Virgin Islands, with operations in the Peoples Republic of China. Some of our PRC operations, being those related to the seed research and seed production are through operating entities established in the PRC that are variable interest entities, collectively, the VIE;

b)            the Company and investors, in respect of the portion of our business operating in the PRC through a VIE, face uncertainty about future actions by the government of the PRC that could significantly limit and adversely affect the Company’s financial performance and the enforceability of the contractual arrangements of the VIE;

c)            the Company has filed this annual report on Form 20-F detailing the financial aspects of the company, including consolidation of the VIE operations, which are not separately stated;

d)            because the Company is a British Virgin Islands company formed in 2004, the Company was not required to apply for approval from the government of the PRC to be listed on a United States stock exchange, however, that could change in the future; and

e)            the United States Holding Foreign Companies Accountable Act, which requires that the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer’s public accounting firm within three years, may result in the delisting of the operating company in the future if the PCAOB is unable to inspect the firm.

Part of our PRC operations is through subsidiaries are controlled subsidiaries through stock consignment agreements rather than by direct ownership of 100% of their equity, the terms of which may have to be enforced, which would require us to incur extra costs, create uncertainty as to ownership of the operating businesses involved and risk the possible loss of rights.

Under PRC law, foreign entities are not currently permitted to own more than 49% of seed production companies. As a result, 51% of Beijing Origin is owned through stock consignment agreements. In order to address those restrictions, Origin the holding company, a non-Chinese entity that cannot directly own all the shares of our PRC operating subsidiary, believes it holds the right to control such shares in all respects, including voting, dividends, nomination of directors, and corporate management, through stock consignment agreements executed by the owners of that portion of the stock of these companies. In addition, if we engage in the research, production and sale of genetically modified seed products, then foreign entities are not currently permitted to own any portion of the seed production company, therefore we have to carefully structure our company.

There is the risk, however, that a consigning shareholder will not fulfill its obligations under the stock consignment agreement. In that event, we may need to resort to the PRC courts to have our rights under the applicable agreement enforced. Such enforcement will cause us to incur legal expenses. In addition, while a case is pending there will be uncertainty regarding our rights as to Beijing Origin, the PRC operating subsidiary involved as a VIE. A PRC court may decide not to enforce the agreements in whole or in part. To the extent these agreements are neither observed nor enforced as intended, the PRC operating subsidiaries will not be controlled by us as intended, which will affect our enterprise value and restrict our ability to obtain the income and other rights of ownership associated with the consigned stock. It may also prevent the consolidation of our financial statements with the PRC operating subsidiaries, which would reduce the reported earnings of the consolidated companies. The uncertainty of ownership may also adversely affect the market value of our ordinary shares.

Our consignment agreements and VIE arrangements have not been tested in the courts for their legality or enforceability. Therefore, there is no assurance that the rights that we believe we have are in fact substantiated. If these agreements and VIE arrangements are tested, we may be found to not own or control all of our business as reported in the financial statements of the Company. In such a case, our business would be impaired, and the value of the Company and the ordinary shares would decrease in value, and may in fact be deemed worthless.

Whether or not a stock consignment agreement is terminated depends on the consensus of our Board and the consignees. Any such termination could result in a possible loss of certain rights or assets held by us without receiving fair value in return.

The stock consignment agreements relating to our control of the stock of two of our PRC operating subsidiaries, Origin Beijing and Xinjiang Origin, may be terminated after three years upon mutual agreement between us and the consignees. One of the PRC consignees, Mr. Han, also serves as an officer and director of the Company.

There are corporate protections in place designed to protect our interests, such as an independent Board of Directors, an audit committee comprised of independent directors that must approve insider transactions, a code of conduct requiring fair dealing with the Company, and the British Virgin Islands statutory provision that a disposition of more than 50% of the assets of a company must be approved by a majority of the shareholders. Moreover, if consigned stock is transferred to us as provided in the stock consignment agreements when the restrictions under PRC law are lifted, that stock will no longer be subject to the stock consignment agreements, and the termination of the stock consignment agreements would then have no effect on the ownership of that stock. However, if the stock consignment agreements are terminated, then we would lose our rights with respect to the consigned stock and the profits from the issuing corporation. Such a loss would impair the value of the Company, impair the value of any interest in our ordinary shares, and would reduce our ability to generate revenues.

If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership in entities that directly and indirectly provide food and agricultural products is subject to restrictions under current PRC laws and regulations. Specifically, foreign ownership may not exceed 49%.

We are a British Virgin Islands company and our PRC subsidiaries are considered a foreign-invested enterprise. To ensure compliance with the PRC laws and regulations, we conduct part of our foreign investment-restricted business, generally the seed development aspects of the business in China through a variable interest enterprise, or a VIE and part of our business through wholly owned and partly owned subsidiaries for the businesses that are not restricted. The VIE currently holds the seed development business license and other licenses necessary for the operation of the agricultural restricted business, based on a series of contractual arrangements with the shareholders of that entity. These contractual agreements enable us, we believe, to (i) exercise contractual control over the VIE, (ii) receive the economic benefits of the VIE, and (iii) have an exclusive call option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we exert control over the VIE and consolidate financial results of the VIE in our financial statements under U.S. GAAP.

In the opinion of our PRC legal counsel, when the overall structure was developed in 2004, (i) the ownership structures of the VIE in China were not then in violation of mandatory provisions of applicable PRC laws and regulations; and (ii) the agreements under the contractual arrangements among the VIE and its shareholders governed by PRC law are valid and binding upon each party to such agreements and enforceable against each party thereto in accordance with their terms and applicable PRC laws and regulations currently in effect. However, we understand that that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations that may be applicable to the VIE. Thus, the PRC government may ultimately find that we are in violation of any existing or future PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant governmental authorities would have broad discretion in dealing with such violation, including, without limitation:

•	revoking the business licenses and/or operating licenses of our PRC entities;

•	imposing fines on us;

•	confiscating any of our income that they deem to be obtained through illegal operations, or imposing other requirements with which we or the VIE may not be able to comply;

•	discontinuing or placing restrictions or onerous conditions on our operations;

•	placing restrictions on our right to collect revenues;

•	requiring us to restructure the ownership structure or operations of the Company, including terminating the contractual arrangements with the VIE and deregistering the equity rights of the VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert contractual control over the VIE and its subsidiary;

•	restricting or prohibiting our use of the proceeds from any securities offering we may make or other of our financing activities to finance the business and operations of the VIE and the other of our subsidiaries and joint ventures; or

•	taking other regulatory or enforcement actions that could be harmful to our business.

Any of these events could cause significant disruption to our overall business operations and severely damage our reputation, which would in turn have a material adverse effect on our overall business, financial condition, prospects and results of operations. If occurrences of any of these events results in our inability to direct the activities of the VIE and the other subsidiaries and joint ventures that most significantly impact their economic performance, and/or our failure to receive the economic benefits and residual returns from the VIE and the other subsidiaries and joint ventures, and we are not able to restructure our ownership structure and operations in a satisfactory manner, we may not be able to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP. As a result, our ordinary shares would likely decline in value or become valueless.

The contractual arrangements with the VIE and its shareholders may not be as effective as direct ownership in providing operational control.

We have to rely on the contractual arrangements with the VIE and its shareholders to operate the business in areas where foreign ownership is restricted. Currently, this is the seed development operations of the business. These contractual arrangements, however, may not be as effective as direct ownership in providing us with control over the VIE. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct the operations of the VIE in an acceptable manner, or taking other actions that are detrimental to our interests, notwithstanding their contractual obligations.

If we had direct ownership of the VIE in China, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the VIE may not act in the best interests of the Company or may not perform their obligations under these contracts. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system.

Any failure by the VIE or its shareholders to perform their obligations under the contractual arrangements with them would have a material and adverse effect on our business.

If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and contractual remedies, which we cannot assure you will be sufficient or effective under PRC law. For example, if the shareholders of the VIE were to refuse to transfer their equity interests in the VIE to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIE, our ability to exercise shareholders’ rights according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIE and third parties were to impair our control over the VIE, our ability to consolidate the financial results of the VIE would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

All the agreements under our contractual arrangements are governed by PRC law and provide for the resolution of disputes through the courts in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert contractual control over the VIE, and our ability to conduct our business may be negatively affected.

The shareholders of the VIE may have actual or potential conflicts of interest with us.

The shareholders of the VIE may have actual or potential conflicts of interest with us. The shareholders may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material and adverse effect on our ability to effectively control the VIE and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with the VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of the Company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and the Company, except that we could exercise our purchase rights under the agreements with these shareholders to request them to transfer all of their equity interests in the VIE to a PRC entity or individual designated by us, to the extent permitted by PRC law. We cannot assure you that such method, or any other methods that we may explore, will be effective in resolving the potential conflicts of interest between these shareholders and the Company. In addition, we rely on the laws of the British Virgin Islands, which provide that directors and officers owe a fiduciary duty to the Company that requires them to act in good faith and in what they believe to be the best interests of a company and not to use their position for personal gains. The shareholders of the VIE have executed powers of attorney to appoint the Company to vote on their behalf and exercise voting rights as shareholders of the VIE. If we cannot resolve any conflict of interest or dispute between us and the shareholders of the VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

The shareholders of the VIE may be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in the VIE and the validity or enforceability of our contractual arrangements with the VIE and its shareholders. For example, a spouse of a VIE shareholder may claim that the equity interest of the VIE held by such shareholder is part of their community property in China and should be divided between such shareholder and the spouse. If such claim is supported by the court, the relevant equity interest may be obtained by the shareholder’s spouse or another third party who may be found not to be subject to obligations under our contractual arrangements, which could result in a loss of the contractual control over the VIE by us. Similarly, if any of the equity interests of the VIE is inherited by a third party with whom the current contractual arrangements are not binding, we could lose our control over the VIE or have to maintain such control by incurring unpredictable costs, which could cause significant disruption to our business and operations and harm our financial condition and results of operations.

Our use of a VIE structure within our overall corporate organization exposes the Company to potential loss of that portion of the business. Our involvement in food seed development, an industry that has limits on foreign ownership, could encourage the PRC government to intervene in our operations.

Our corporate structure is subject to risks associated with the contractual arrangements with the VIE and the parties to those contractual arrangements. Investors in the BVI holding company may never have a direct ownership interest in the part of the business that is conducted by the VIE. If the PRC government finds that the agreements that establish the structure for operating our business in China do not comply with PRC laws and regulations, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIE could be subject to severe penalties or be forced to relinquish our interests in those parts of the operations. This would result in the VIE being deconsolidated for financial statement purposes. The seed development assets, including certain licenses to conduct that part of the business in China, are held by the VIE. A part of our revenues are generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the ordinary shares being diminished or even becoming worthless. Our holding company, our PRC subsidiaries and the VIE, and investors of our ordinary shares face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole.

Because of our operations in the development of genetically modified seeds and involvement in the production of seeds as well as for other reasons, the PRC government may intervene or act to influence our operations, or may exert more control over offerings conducted overseas and/or foreign investment in us Such intervention or influence over the manner we operate could result in a material change in our operations or the value of our ordinary shares. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities and our other outstanding securities to significantly decline or be worthless.

Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements in relation to the VIE were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the taxable income of the VIE in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIE for PRC tax purposes, which could in turn increase its tax liabilities without reducing our PRC subsidiary’s tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the VIE’s tax liabilities increase or if it is required to pay late payment fees and other penalties.

Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which took effect on January 1, 2020. Since it is relatively new, substantially uncertainties exist in relation to its interpretation and implementation. The Foreign Investment Law does not explicitly classify whether VIEs that are controlled through contractual arrangements would be deemed as foreign invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment, at which time it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment in the PRC and if yes, how our contractual arrangements should be dealt with.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Special Administrative Measures (Negative List) for Foreign Investment Access jointly promulgated by the Ministry of Commerce and the National Development and Reform Commission, or the NDRC, and took effect in July 2020. The Foreign Investment Law provides that (i) foreign-invested entities operating in “restricted” industries are required to obtain market entry clearance and other approvals from relevant PRC government authorities;(ii) foreign investors shall not invest in any industries that are “prohibited” under the Negative List. If our control over the VIE through contractual arrangements are deemed as foreign investment in the future, and any business of the VIE is “restricted” or “prohibited” from foreign investment under the Negative List effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over the VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

We may lose the ability to use and enjoy assets held by the VIE that are critical to the operation of our business, if the VIE declares bankruptcy or become subject to a dissolution or liquidation proceeding.

The Company holds certain assets, notably the seed development business, that are critical to the operation of our business under a VIE arrangement. If the shareholders of the VIE entity breach the contractual arrangements and successfully liquidate the VIE, or if the VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if the VIE undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations.

Apart from our capital funding, we may rely on dividends and other distributions from our wholly and partly owned subsidiaries and the VIE to upstream legally available funds for operational costs and any distributions that might be made by the BVI holding company to investors.

We are a BVI holding company with wholly and partly owned subsidiaries and a VIE in the PRC. To the extent that the PRC located companies are profitable and have legally distributable funds, we could ultimately receive those funds in the BVI holding company, which then would be available for distribution to investors. Subject to being profitable and statutory reserves that must be maintained and social payment funding, if the operating companies in the PRC incur debt on their own behalf, they may be limited by these debt obligations in their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements our PRC operating companies and the VIE currently have in place in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our PRC based companies, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, these companies are required to set aside at least 10% of its accumulated after-tax profits after making up the previous year’s accumulated losses each year, if any, to fund statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. It may allocate a portion of its after-tax profits based on PRC accounting standards to discretionary reserve funds according to its shareholders’ decision. These statutory reserve funds and discretionary reserve funds are not distributable as cash dividends.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Any limitation on the ability of our PRC located companies and VIE to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

The oversight of the China Securities Regulatory Commission, Cyberspace Administration of China or other governmental authorities may adversely affect our business and their approval may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, require an overseas vehicles formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval, and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies. It should be noted that the regulations are unclear and our ordinary shares were listed on Nasdaq in 2004.

At this time, we believe that no permission is required from any Chinese authorities (including the CSRC and the CAC) for or continued listing or any offering that may be made under a current or future registration statement and the listing of the ordinary shares on NASDAQ given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether any offering contemplated by the Company is subject to the M&A Rules; (ii) the date of our original listing, and (iii) our PRC subsidiaries were either incorporated as wholly foreign-owned enterprises by means of direct investment or by merger or acquisition of equity interest or assets of a PRC domestic company not subject to the M&A Rules. There can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The recently issued Opinions on Strictly Cracking Down on Illegal Securities Activities call for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. There are still uncertainties regarding the interpretation and implementation of these opinions, and further explanations or detailed rules and regulations with respect to these opinions may be issued in the future. There is still substantial uncertainty as to whether or not these opinions will impose additional requirements on us.

In addition, the Data Security Law was promulgated on June 10, 2021, and became effective in September 2021. The Personal Information Protection Law was promulgated on August 20, 2021, and officially implemented on November 1, 2021. The Data Security Law, among other things, provides for security review procedures for data activities that may affect national security. The Personal Information Protection Law stipulates that critical information infrastructure operators and personal information processors that process personal information up to the number prescribed by the national cyberspace administration must store personal information and important data collected and generated within the territory of the PRC. If it is necessary to provide it overseas, the organization is required to pass the security assessment organized by the national cybersecurity and information department. Furthermore, Measures for Cybersecurity Review, which became effective on June 1, 2020, set forth the cybersecurity review mechanism for critical information infrastructure operators, and provide that critical information infrastructure operators who intend to purchase internet products and services that affect or may affect national security will be subject to a cybersecurity review. Although we do not believe we are a critical information infrastructure provider, the PRC authorities could interpret such term broadly. If our company is deemed to be a critical information infrastructure operator under such rules, we could be subject to cybersecurity review by the CAC and other relevant PRC regulatory authorities and be required to change our existing practices in data privacy and cybersecurity matters at substantial costs. During such cybersecurity review, we may be required to stop providing services to our customers, and such review could also result in negative publicity to us and diversion of our managerial and financial resources.

In addition, the draft amendment to the Measures for Cyber Security Review, or draft measures, published by the Cyberspace Administration of China in July 2021 provides that an application for cyber security review should be made by an issuer who is a “critical information infrastructure operator (CIIO)” or a “data processing operator” as defined therein before such issuer’s securities become listed in a foreign country if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cyber security review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. We do not believe we are currently subject to these rules. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for any offering we may make or our continued listing on NASDAQ or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals, we may not be able to proceed with any offering and other overseas offerings, continued listing overseas of our ordinary shares, or face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds of any offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as our ability to complete this offering.

As of the date of this prospectus, the exact scope of CIIOs and important data under the current laws, regulations and regulatory regime remains unclear, and the authorities may have wide discretion in the interpretation and enforcement of the related laws and regulations. To date, given the current nature of our business in China, we do not believe we are either a “CIIO” or a “data processing operator” holding personal information of more than one million users who is required to file for a cybersecurity review pursuant to the draft measures. However, we cannot guarantee that the relevant PRC regulatory authority will take a view that is not contrary to or otherwise from the opinion stated above. Currently, the draft measures have not materially affected our business and operations. If we are deemed as a CIIO, or as an operator who collects, uses and processes important data according to the Data Security Law, Personal Information Protection Law and other relevant laws and regulations, we may need to perform or be subject to certain prescribed obligations. If we were found to be in violation of these applicable laws and regulations, we may be subject to administrative penalties, including fines and service suspension.

To date, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to this offering. As there are still uncertainties regarding the further enactment of new laws and regulations as well as the revision, interpretation and implementation of those existing laws and regulations, we cannot assure you that we will be able to comply with such regulations in all respects, and we may be ordered to rectify, suspend or terminate any actions or services that are deemed illegal or incompliant by the regulatory authorities and become subject to fines and/or other penalties. If we are unable to address such issue in a timely manner, or at all, we may be required to suspend or terminate our related businesses or face other penalties, our business, financial condition, results of operations, and prospects could be materially harmed.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 20-F and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws. You are advised, however, to consult any additional disclosures we have made or will make in the filings we make with the SEC, including reports on Forms 20-F and 6-K. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, the accompanying base prospectus or any related issuer free writing prospectus.

USE OF PROCEEDS

We expect to use the net proceeds from this offering for working capital and general corporate purposes.

DESCRIPTION OF THE ORDINARY SHARES

The following description of our ordinary shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our memorandum and articles of association, the memorandum and articles, each as amended from time to time, which has previously been filed with the SEC and in the Territory of the British Virgin Islands, pursuant to the BVI Business Companies Act, 2004 (As Revised).

We are a British Virgin Islands company and our affairs are governed by our memorandum and articles of association and the BVI Business Companies Act, 2004 (As Revised) of the British Virgin Islands, which we refer to as the “Companies Act” below, and the common law of the British Virgin Islands. The following are summaries of material provisions of our memorandum and articles of association and the Companies Act as they relate to the material terms of our ordinary shares.

Board of Directors

The business and affairs of the Company are managed by the directors who exercise all the powers of the Company as are not by the Companies Act or by the Memorandum or the Articles required to be exercised by the members (shareholders) of the Company, subject to any delegation of such powers as may be authorized by the Articles and to any requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with the Articles not shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

The minimum number of directors shall be five and there shall be no maximum number. The directors may by a resolution of directors change the number of directors. For as long as the Company’s shares are listed on Nasdaq, the directors shall include such number of independent directors as applicable law, regulation or the Nasdaq listing rules require for a foreign private issuer, as long as the Company is a foreign private issuer. The continuing directors may act, notwithstanding any casual vacancy in their body, so long as there remain in office not less than the prescribed minimum number of directors duly qualified to act, but if the number falls below the prescribed minimum, the remaining directors shall not act except for the purpose of filling such vacancy. Any vacancy on the board of directors resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of members may be filled either by the affirmative vote of a majority of all the directors then in office (even if less than a quorum) or by a resolution of members.

Directors are not required to own any ordinary shares to act as a director. A director must be an individual person.

The directors shall receive such remuneration as the Board may from time to time determine.

Ordinary and Preferred Shares

The Company is authorized to issue two classes of shares as follows: (a) 60,000,000 shares in one series of no par value, the Ordinary Shares; and (b)1,000,000 preference shares in one series of no par value ("Preferred Stock"). The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of shares. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue share to bearer. Our shareholders who are non-residents of the British Virgin Islands may freely hold and transfer their ordinary shares.

The board of directors of the Company is authorized to amend the Company’s memorandum and articles of association to provide for the creation from time to time of one or more classes of shares of preferred stock, and pursuant to such amendment, to establish the number of shares and series to be included in each such class, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such class.

The authority of the board of directors with respect to each class shall include, but not be limited to, determination of the following: (a) the number of shares and series constituting that class and the distinctive designation of that class; (b) the dividend rate on the shares of that class, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes of stock; (c) whether that class shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that class shall have conversion or exchange privileges, and if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the board of directors shall determine; (e) whether or not the shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that class, and, if so, the terms and amounts of such sinking fund; (g) the right of the shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional stock (including additional shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company; (h) the right of the shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes of stock; and (i) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to memorandum and articles of association and the Companies Act.

Holders of ordinary shares shall be entitled to one vote on all matters subject to a vote at general meetings of the shareholders.

Shareholder Quorum

A quorum required for a meeting of shareholders is if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

Shareholder Proposals

For business to be properly brought to the annual meeting of members by a shareholder, the shareholder must have given timely written notice thereof, either by personal delivery or by prepaid registered post to the secretary of the Company at the principal executive offices of the Company. To be timely, a member’s notice must be delivered not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, in order to be timely, notice by the member must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from original date shall be deemed, for purposes of notice, to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary for the meeting as originally scheduled. A member’s notice to the Secretary shall set out as to each matter that the member wishes to be brought before the meeting of members: (i) a brief description of the business desired to be brought before the meeting; (ii) the name and address of record of the member proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by such member; (iv) any material interest of such member in such business; and (v) if the member intends to solicit proxies in support of such member’s proposal, a representation to that effect.

Special Meetings

Special meetings of members (being all meetings of members which are not annual meetings) may be called only by the directors pursuant to a resolution of directors to that effect or upon the written request of members holding more than 50 percent of the votes of the outstanding voting shares in the Company.

Shareholder Approval

Resolutions of the shareholders will be approved at a duly convened and constituted meeting of the shareholders of the Company by the affirmative vote of (a) a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained, or (b) a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstain;

Transfer of Shares

Our shareholders may transfer all or any of its, his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

TAXATION

British Virgin Islands Tax Consequences

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

There is no income tax treaty or convention currently in effect between (i) the United States and the British Virgin Islands or (ii) Canada and the British Virgin Islands, although a Tax Information Exchange Agreement is in force between the United States and the BVI and Canada and the BVI.

U.S. Federal Income Tax Consequences

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of our ordinary shares. Each holder or a prospective holder of our ordinary shares is urged to consult his, her or its own tax advisor.

General

This section is a general summary of the material United States federal income tax consequences to U.S. Holders, as defined below, of the ownership and disposition of our ordinary shares as of the date of this report. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. The summary applies to you only if you hold our ordinary shares as a capital asset within the meaning of Section 1221 of the Code. In addition, this summary generally addresses certain U.S. federal income tax consequences to U.S. Holders related to classification as a PFIC. The United States Internal Revenue Service, or the IRS, may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of acquiring, holding or disposing of our ordinary shares. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the ownership of our ordinary shares. In particular, the discussion below does not cover tax consequences that depend upon your particular tax circumstances nor does it cover any state, local or foreign law, or the possible application of the United States federal estate or gift tax. You are urged to consult your own tax advisors regarding the application of the United States federal income tax laws to your particular situation as well as any state, local, foreign and United States federal estate and gift tax consequences of the ownership and disposition of the ordinary shares. In addition, this summary does not take into account any special United States federal income tax rules that apply to a particular U.S. or non-U.S. holder of our common shares, including, without limitation, the following:

• a dealer in securities or currencies;

• a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

• a financial institution or a bank;

• an insurance company;

• a tax-exempt organization;

• a person that holds our common shares in a hedging transaction or as part of a straddle or a conversion transaction;

• a person whose functional currency for United States federal income tax purposes is not the U.S. dollar;

• a person liable for alternative minimum tax;

• a person that owns, or is treated as owning, 10% or more, by voting power or value, of our ordinary shares;

• certain former U.S. citizens and residents who have expatriated; or

• a person who receives our shares pursuant to the exercise of employee stock options or otherwise as compensation.

U.S. Holders

For purposes of the discussion below, you are a "U.S. Holder" if you are a beneficial owner of our ordinary shares who or which is:

• an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);

• a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

• an estate whose income is subject to United States federal income tax regardless of its source; or

• a trust (x) if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) if it was in existence on August 20, 1996, was treated as a United States person prior to that date and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds our ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our ordinary shares, you should consult your tax advisor.

Passive Foreign Investment Company (PFIC)

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain "look-through" rules with respect to related companies, either (i) 75% or more of our gross income consists of "passive income," or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, "passive income." Passive income generally includes interest, dividends, rents, rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from year to year based on our income and assets and our anticipated future operations. We were a PFIC in the fiscal year ended in 2018 and may have been a PFIC in prior years and may be a PFIC in the future. We do not believe, at this time, that we will be a PFIC for the fiscal year ended March 31, 2020 or 2021, due to the fact that we made the acquisition of several immune-oncology related businesses in 2018.

If we are a PFIC for any fiscal year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding fiscal years during which the U.S. Holder holds our ordinary shares, unless we cease to meet the threshold requirements for PFIC status and that U.S. Holder makes a qualifying "deemed sale" election with respect to the ordinary shares. If such an election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last fiscal year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the consequences described below. After the deemed sale election, the ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition (including, under certain circumstances, a pledge) of our ordinary shares by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for such ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on our ordinary shares exceeds 125% of the average of the annual distributions on such ordinary shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

If we are a PFIC for any fiscal year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder of our ordinary shares during such year will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. U.S. Holders should consult their tax advisers regarding the tax consequences if the PFIC rules apply to any of our subsidiaries. Alternatively, if we are a PFIC and if our ordinary shares are "regularly traded" on a "qualified exchange," a U.S. Holder may be eligible to make a mark-to-market election that would result in tax treatment different from the general tax treatment described above. Our ordinary shares would be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. NASDAQ is a qualified exchange for this purpose. Additionally, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. Holder that makes a mark-to-market election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a so-called "Qualified Electing Fund" election to avoid the PFIC rules regarding distributions and gain described above. The PFIC taxation regime would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held our ordinary shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made a valid and effective QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder's pro rata share of our ordinary earnings as ordinary income and such U.S. Holder's pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. U.S. Holders should be aware, however, that we are not required to make this information available but have agreed to do so for our fiscal year ended March 31, 202- for those United States shareholders who ask for it. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns our ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder's federal income tax return for that year. If we are a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisers with respect to the acquisition, ownership and disposition of our ordinary shares, the consequences to them if we are or become a PFIC, any elections available with respect to our ordinary shares, and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of our ordinary shares.

Non-U.S. Holders

If you are not a U.S. Holder, you are a "Non-U.S. Holder."

Distributions on Our Ordinary Shares

You generally will not be subject to U.S. federal income tax, including withholding tax, on distributions made on our ordinary shares unless:

• you conduct a trade or business in the United States, and

• the distributions are effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of income from our ordinary shares, such distributions are attributable to a permanent establishment that you maintain in the United States).

If you meet the two tests above, you generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder, as described above. In addition, any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Generally, you will not be subject to U.S. federal income tax, including withholding tax, in respect of gain recognized on a sale or other taxable disposition of our ordinary shares unless:

• your gain is effectively connected with a trade or business that you conduct in the United States (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of gain from the sale or other disposition of our ordinary shares, such gain is attributable to a permanent establishment maintained by you in the United States), or

• you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale or other disposition, and certain other conditions exist.

You will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States generally in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including dividends and proceeds of sales, in respect of our ordinary shares that are made in the United States or by a United States related financial intermediary will be subject to United States information reporting rules. In addition, such payments may be subject to United States federal backup withholding tax. You will not be subject to backup withholding provided that:

• you are a corporation or other exempt recipient, or

• you provide your correct United States federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your United States federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

Foreign asset reporting

Certain U.S. Holders, who are individuals, are required to report information relating to an interest in ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of ordinary shares.

PLAN OF SALE

The Shares in this offering will be sold by the Chief Executive Officer pursuant to a securities purchases agreement to be entered into with one or more investors, as negotiated by the Chief Executive Officer and the purchasing investor or investors. The Chief Executive Officer will not receive any commission from the sale of any of the Shares. He will not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions include the following:

1.            No selling person is subject to a statutory disqualification, as that term is defined in Section  3(a)(39) of the Exchange Act, at the time of participation in the sale,

2.            No selling person is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

3.            No selling person is, at the time of participation, an associated person of a broker-dealer, and

4.            Each selling person meets the conditions of paragraph (a) (4) (ii) of Rule 3a4-1 of the Exchange Act, in that the person (A) primarily performs or is intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (C) does not participate in the selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

Dr. Gengchen Han, the Chief Executive Officer of the Company meets the above criteria for the following reasons. Dr. Han has never been a person associated with a broker-dealer in any jurisdiction and does not intend to become such a person. Dr. Han is not subject to a statutory disqualification as set forth in Section 3(a)(39); he is not subject to any administrative or court order or self-regulatory agreement relating to the sale of securities. Dr. Han will not receive any direct or indirect compensation for the actions of selling ordinary shares offered hereby. Dr. Han’s principal business activity, on a full-time basis, is acting as a director and the Chief Executive Officer of the Company, positions he expects to continue to hold after the offering, for an indefinite period of time. Dr. Han has not sold any securities to any investors in reliance on the above rules during the last twelve months.

Since the offering is self-underwritten, the Company, through Dr. Han, intends to contact potential investors that have expressed an interest in the Company, and he may hold investment meetings in various locations, mostly in the PRC, in those jurisdictions where the offering will be registered as required and will distribute this prospectus to potential investors at the meetings and to persons with whom Dr. Han is acquainted who express an interest in the Company and a possible investment in the offering.

The Company is offering the Shares subject to prior sale and subject to approval of certain matters by our legal counsel.

This offering will commence on the date of this prospectus and continue thereafter. The offering will terminate on the earlier of the nine month anniversary of the date of this prospectus or the sale of all the ordinary shares offered. In addition, we may terminate this offering at any time, for any reason; thus not selling any or all of the ordinary shares offered. The offering may be terminated, for example, because the market price of an ordinary share in the public market is less than the offering price which would impede our ability to sell the offered ordinary shares. There is no minimum number of ordinary shares that we are required to sell. If the offering is unsuccessful in whole or in part, the Company may not have sufficient funds to implement its current business plan. Therefore, it may not be able to continue its business as planned or at all.

The offering may be made and sales completed in only those states and other jurisdictions in which the Company has qualified the offering or where it may take advantage of Regulation S, such as the PRC. or in which a purchaser is a current stockholder of the Company and the state blue sky laws permit an additional offer and sale.

SUBSCRIPTION PROCEDURE

If you, as an investor, decide to subscribe for Shares in this offering, you will be required to execute a securities purchase agreement and tender it to the Company along with your payment for the Shares in good funds. We have the right to accept or reject, in part or in whole, any offed investment for any reason. All monies from rejected or reduced subscriptions will be returned immediately by us to the potential investor, without interest and without deduction.

Subscriptions for securities will be accepted or rejected promptly on a rolling basis. Once accepted, the funds will be deposited in an account maintained by the Company and considered property of the Company once cleared by our bank. Subscriptions funds will not be deposited in an escrow account. Evidence of the Shares will be by a “direct registration system” statement from our transfer agent, Continental Stock Transfer & Trust Company, which is scheduled to be within 10 days after our acceptance of a subscription amount and receipt of good funds for the investment. A DRS statement will be sent out by regular mail, and a copy of the DRS statement may also be sent by email.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby, including the validity of the securities, and British Virgin Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to United States law will be passed upon by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York, United States.

EXPERTS

The consolidated financial statements of the Company, appearing in its Form 20-F Annual Report filed with the SEC on February 4, 2022, for the fiscal years ended September 30, 2020 and 2021, have been audited by B F Borgers CPA PC, each an independent registered public accounting firm, as stated in its report (the reports on the consolidated financial statements contain an explanatory paragraph regarding the Company’s ability to continue as a going concern). The audited consolidated financial statements are incorporated hereby by reference in reliance upon the report of such firms given upon its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC) until we terminate the offering of these securities:

• The Annual Report on Form 20-F, as amended by the Annual Report on Form 20-F/A, for the fiscal year ended September 30, 2021, as amended August 8, 2022, September 22, 2022 and October 12, 2022;

•	The Reports on Form 6-K dated November 2021, filed with the SEC on November 16, 2021; May 2022, filed with the SEC on May 6, 2022; and May 2022, filed with the SEC on May 18, 2022; and

•	The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on October 18, 2005, including any further amendment or report filed hereafter for the purpose of updating such description, including Exhibit 4.16 to the Annual Report on Form 20-F filed on February 4, 2022.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Origin Agritech Limited

No. 21 Sheng Ming Yuan Road

Changping District, Beijing 102206

China

Tel: (86-10) 5890-7588

Fax: (86-10) 5890-7577

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act (SEC File No. 333-253866) that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus supplement pursuant to the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.originagritech.com. We have not incorporated by reference into this prospectus supplement the information on our website and it is not a part of this document.

PROSPECTUS

$25,000,000

ORIGIN AGRITECH LIMITED

Ordinary Shares

Warrants

This prospectus relates to ordinary shares and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $25,000,000, on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our ordinary shares are listed on the NASDAQ Stock Market, Capital Market, under the symbol “SEED.” On March 15, 2021, the closing price of an ordinary share on NASDAQ was $26.15.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See the section “Risk Factors” of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2021.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

“we,” “us,” “our company,” “the company,” “our” or “Origin” refers to Origin Agritech Limited, a company limited by shares registered with limited liability under the BVI Business Companies Act (as amended), its predecessor entities and its wholly and partially owned subsidiaries;

all references to “$,” “dollars” or “U.S. dollars” refer to the legal currency of the United States; all references to “RMB” refer to the legal currency of the Peoples’ Republic of China; and

“shares” or “ordinary shares” refers to the authorized ordinary shares of Origin Agritech Limited, with no par value.

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell our ordinary shares and warrants to acquire ordinary shares from time to time, in one or more offerings, on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers (www.sec.gov). Our web site is located at www.originseed.com.cn. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until the offering is terminated:

•	our Annual Report on Form 20-F for the fiscal year ended September 30, 2020, filed with the SEC on February 16, 2021;

•	our Report on Form 6-K dated March 2021, filed with the SEC on March 12, 2021;

•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus; and

•	The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on October 16, 2005, including any further amendment or report filed hereafter for the purpose of updating such description, including Exhibit 4.16 to the Annual Report on Form 20-F filed on February 16, 2021.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

We will provide, upon written or oral request, without charge to you, including any beneficial owner of our ordinary shares to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  You should direct a request for copies in writing to us to the attention of Chief Executive Officer at Origin Agritech Limited, No. 21 Sheng Ming Yuan Road, Changping District, Beijing 102206, China, Tel: (86-10) 5890-7588, Fax: (86-10) 5890-7577.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference.  Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information.  We are not offering the securities in any state where such an offer is prohibited.  You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.  You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider risk factors described in our Annual Report on Form 20-F for our fiscal year ended September 30, 2020 and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus, and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.  These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment.

General Market Oriented Risk Factors

If we are able to sell any securities through an offering, unless otherwise stated in a prospectus supplement, the proceeds will generally be available for general corporate purposes; thus our management likely will have broad discretion over the use of proceeds.

If we are able to sell any securities, it is likely that the proceeds will be for general corporate purposes. In that event our management will have broad discretion over the use of proceeds. These general uses will include funding operating costs, research and development, working capital needs, and other general corporate purposes, including possible acquisitions and investments in other businesses. Our management will have considerable discretion in the application of the net proceeds, and investors will not have the opportunity, as part of its investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our ordinary shares to decline and impair the commercialization of our products and/or delay the development of our product candidates.

Our need for future financing may result in the issuance of securities that will cause investors to experience dilution.

We have required, from time to time, equity capital to fund our operations. Our funding requirements depend on numerous factors, including our revenues, our expenses, and, among other things, the funding requirements of our research and development activities. We currently believe that we will need to obtain substantial additional funding in connection with our continuing operations. No assurance can be given as to our ability to procure additional financing, if required, on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Our share price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our ordinary shares could incur substantial losses.

Our stock price has fluctuated in the past. Recently it has been volatile, and it may be volatile in the future. In addition, there has been broad stock market and industry fluctuations in general, and the market for bio-technology companies, in particular, has experienced volatility that often has been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on an investment in our ordinary shares. The market price for our ordinary shares may be influenced by many factors, including, but not limited to, the following:

•	investor reaction to our business strategy;

•	the success of competitive companies and their products or technologies;

•	regulatory or legal developments, especially changes in laws or regulations applicable to our GM seed products;

•	actions taken by regulatory agencies with respect to our seed products and GM authorization;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	the success of our efforts to acquire additional products and establish an e-commerce distribution platform;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	developments or disputes concerning proprietary rights;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	the recruitment or departure of key personnel;

•	conditions in the seed distribution and PRC agricultural products market sector;

•	declines in the market prices of stocks generally;

•	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations, if any, regarding our ordinary shares, other comparable companies, or our industry generally;

•	trading volume of our ordinary shares;

•	sales of our ordinary shares, including options and warrants for our ordinary shares, by us or our stockholders;

•	general economic, industry and market conditions;

•	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics such as COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the Peoples’ Republic of China, the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability; and

•	the other risks described in this “Risk Factors” section and the “Risk Factors” sections included in the documents incorporated by reference in this prospectus.

These broad market and industry factors may seriously harm the market price of our ordinary shares, regardless of our operating performance. Since the stock price of our ordinary shares has fluctuated in the past, has been volatile from time to time, and may be volatile in the future, investors in our ordinary shares could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our ordinary shares.

Our articles and memorandum authorizes the issuance of an large number of ordinary shares compared to our current outstanding shares, upon resolution of our board of directors, without stockholder approval. Any future issuances of ordinary shares would further dilute the percentage ownership of us held by holders of our ordinary shares. In addition, the issuance of additional shares may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the ordinary shares.

THE BUSINESS

Overview

The Company, along with its wholly and partially owned subsidiaries, operates in the Peoples’ Republic of China, the PRC or China, and it is focused on agricultural biotechnology and development of an agricultural oriented e-commerce platform. Our seed research and development activities specialize in crop seed breeding and genetic improvement. The proposed e-commerce activities are about developing a platform to deliver agricultural products to farmers in the PRC via online and mobile ordering and tracking the source of the agricultural products via blockchain technologies. The Company believes that it has built a solid capacity for seed breeding technologies, including marker-assisted breeding and doubled haploids technologies. The Company believes that with its rich germplasm resources, it will become a significant seed technology company in the PRC. With the developmental changes occurring in rural China and its strong brand in that market, we believe the Company in time can establish a successful e-commerce platform for farmers in rural China.

We built an agricultural biotechnology research center in 2005 and have been leading the development of biotechnology among crop seed companies in the PRC since then. We have established plant genetic engineering technology platforms, including transforming herbicide tolerance, insect resistance, nitrogen utilization efficiency, and drought stress tolerance traits into corn inbred lines. Of note, during the past years we made significant strides in developing our exclusive herbicide tolerance, insect resistance and phytase products. In November 2009, our genetically modified phytase corn received the Bio-Safety Certificate from China’s Ministry of Agriculture and Rural Affairs (“MARA”). This was the world’s first genetically modified phytase corn and also the first genetically modified corn seed product in China. The certificate was renewed by the MARA in January 2015. We are pursuing the approval of other GM seed products in China, including glyphosate tolerant corn and insect resistant corn. We believe we have established a substantial seed product and germplasm pipeline.

Through the subsidiary Xinjiang Origin, the Company maintains its “Green Pass” status, providing the Company with the competitive advantage of introducing new hybrid varieties to the Chinese market under an expedited government approval process.

We seek to utilize China’s emerging technology base for our future development. In particular, from time to time, we enter cooperative agreements with publicly funded research institutes in China. Under these agreements we receive various rights, which may be exclusive rights, to market seeds developed by these institutions. We believe that these cooperative agreements allow us to access new products without expending substantial costs for our own research and development. We have a commercial licensing agreement with DuPont Pioneer, the advanced seed and genetic business of DuPont, to jointly develop new seeds for the PRC market. We also have a commercial license and collaboration agreement with KWS SAAT SE (“KWS”), a global seed company active in the business of maize, sugar beet and cereal seed production and marketing, as well as research and development in plant breeding.

In December, 2019, MARA announced a list of GM traits, including two corn traits, that were awarded biosafety certificates. This signifies the potential commercialization of GM corn technologies in the PRC. Our double stacked Bt and GT genes are currently in the process of being reviewed by the MARA for biosafety certificates. In September, 2020, the Standard Testing Method and Procedures of the Company's two GM corn seed traits were approved in a newly published National Standards Catalog by MARA. The traits that received the National Testing Standard approval are GH5112E-117C, the Company’s double stack of insect resistance and herbicide tolerance corn and G1105E-823, the Company’s herbicide tolerant corn. As part of the approval process, the traits were tested and reviewed by third-party institutes appointed by the MARA. This method will be the national standard for testing procedures for these traits in future variety development and commercialization.

During our third fiscal quarter of 2020, the Company was awarded an RMB6.5 million (US$0.95 million) grant from MARA for the successful evaluation of the effects of two of its GMO corn traits, GH5112E-117C and G1105E-823. The MARA's grant program was established to award achievement in agricultural technology innovation and to speed up the technology's applications in agriculture production. The Company believes that the grant award of Origin's two GM traits not only validates the success of our past research efforts but also shows the government's support of GM research and product development in China.

Corporate Information

Origin was incorporated in the British Virgin Islands on February 10, 2005, and is governed by the BVI Business Companies Act, 2004, or BCA, by re-registration on July 10, 2006.

Chardan China Acquisition Corp., the predecessor of Origin, was a blank check company organized as a corporation under the laws of the State of Delaware on December 5, 2003. It was formed for the purpose of effecting a business combination with a company or companies having operations based in China. In February 2005, Chardan China Acquisition Corp. re-domesticated and continued as a British Virgin Islands company, and then it acquired the PRC operations the Company, by effecting an acquisition of State Harvest Holding Inc., a British Virgin Islands company that was the owner of the PRC operations. As part of the acquisition, the parent company was renamed “Origin Agritech Limited,” referred to herein as Origin.

Our ordinary shares, have traded on the Nasdaq Capital Market since June 5, 2019. Prior to trading on that market, our ordinary shares were traded on the Nasdaq Global Market from November 8, 2005 to June 25, 2007, and the Nasdaq Global Select Market from June 26, 2007 to June 4, 2019.

Our principal executive offices are located at No. 21 Sheng Ming Yuan Road, Changping District, Beijing 102206, China, and our telephone number is (86-10) 5890-7588.

History of Recent Corporate Transition

In September 2016, as part of a corporate re-focusing, we entered into a Master Transaction Agreement, along with our controlled companies Beijing Origin Seed Limited (“Beijing Origin”), Denong Zhengcheng Seed Limited (“Denong”), Changchun Origin Seed Technology Development Limited, (“Changchun Origin”), Linze Origin Seed Limited (“Linze Origin”), with Beijing Shihui Agricultural Development Co. Ltd., a company incorporated under the Laws of the PRC (“Shihui”), to sell our commercial seed production and distribution assets and certain other assets in the PRC to Shihui (the “Sale”). In 2018, we closed the first phase of the Master Transaction Agreement and sold the subsidiaries Denong, Changchun Origin and Linze Origin. We terminated the second phase of the Master Transaction Agreement and retained our commercial seed business under Beijing Origin along with the headquarters building in Beijing. Retaining the commercial seed business under Beijing Origin, we continued our recognized seed development capabilities, and our brand equity in the agriculture.

During 2018 and 2019, we entered into six regional joint ventures for seed distribution business. This is part of our long-term strategy to operate these distribution businesses under an e-commerce platform. These joint ventures include: Hubei Aoyu, Anhui Aoyu in Anhui province, Xuzhou Aoyu in Jiangsu province, Shandong Aoyu in Shandong province and Henan Aoyu in Henan province. In September, 2019, we entered into a new joint venture Shandong Aoruixinong, which will replace Shandong Aoyu in Shandong province for the seed distribution business. Origin holds 50% of equity in Anhui Aoyu and 51% of equity in the other five joint ventures. The remaining equity interests in those joint ventures are held by local distributors. Origin owns these six joint ventures through State Harvest.

In 2019, the Company entered into a Cooperation Framework Agreement with Beijing Changping Technology Innodevelop Group (BC-TID), an entity owned by the government of the Changping District of Beijing City, PRC. Under this agreement, BC-TID and the Company plan to form a new entity, of which 51% and 49% of equity interests are owned by BC-TID and the Company, respectively. Beijing Origin plans to contribute the headquarters building in Beijing and certain of its seed technology assets related to genetically modified seeds to the new entity. As of February 1, 2021, BC-TID has invested a total of RMB137.7 million ($20.2 million) as part of the agreement. The deal documents have been completed by both Origin and BC-TID and have been submitted to government officials for final approval. The cash amount was used to repay the bank loan of the Company on the headquarters building and provide working capital. As part of the agreement, the Company transferred its seed business of Beijing Origin, a VIE, to Beijing Origin State Harvest Biotechnology Limited (Origin Biotechnology), which is the Company's wholly owned entity in China.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered hereby will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations, redemption of outstanding equity securities and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DIVIDEND POLICY

We do not plan on declaring any cash dividends on our ordinary shares in the foreseeable future. We expect to retain all available cash funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our ordinary shares will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions and the requirements of the Companies Act of the British Virgin Islands.

DESCRIPTION OF THE ORDINARY SHARES WE MAY OFFER

The following description of our ordinary shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our memorandum and articles of association, the memorandum and articles, each as amended from time to time, which has previously been filed with the SEC and in the Territory of the British Virgin Islands, pursuant to the BVI Business Companies Act, 2004, as amended (the “Companies Act”).

We are a British Virgin Islands company and our affairs are governed by our memorandum and articles of association and the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands, which we refer to as the “Companies Act” below, and the common law of the British Virgin Islands. The following are summaries of material provisions of our memorandum and articles of association and the Companies Act as they relate to the material terms of our ordinary shares.

Registered Office and Corporate Purpose

Our registered office in the British Virgin Islands is at the offices of Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

We are established for unrestricted purposes, and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the British Virgin Islands.

Board of Directors

The business and affairs of the Company are managed by the directors who exercise all the powers of the Company as are not by the Companies Act or by the Memorandum or the Articles required to be exercised by the members (shareholders) of the Company, subject to any delegation of such powers as may be authorized by the Articles and to any requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with the Articles not shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

The minimum number of directors shall be five and there shall be no maximum number. The directors may by a resolution of directors change the number of directors. For as long as the Company’s shares are listed on Nasdaq, the directors shall include such number of independent directors as applicable law, regulation or the Nasdaq listing rules require for a foreign private issuer, as long as the Company is a foreign private issuer. The continuing directors may act, notwithstanding any casual vacancy in their body, so long as there remain in office not less than the prescribed minimum number of directors duly qualified to act, but if the number falls below the prescribed minimum, the remaining directors shall not act except for the purpose of filling such vacancy. Any vacancy on the board of directors resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of members may be filled either by the affirmative vote of a majority of all the directors then in office (even if less than a quorum) or by a resolution of members.

Directors are not required to own any ordinary shares to act as a director. Directors must be an individual person.

The directors shall receive such remuneration as the Board may from time to time determine.

Director Nominations by Shareholders

Shareholders nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the secretary of the company. To be timely, a members’ notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, notice by the member to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a member of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Each such notice shall set out:

(i)        the name and address of the member who intends to make the nomination and of the persons to be nominated;

(ii)      a representation that the member is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by a proxy at the meeting to nominate the persons specified in the notice;

(iii)        a description of all arrangements at understandings between the member and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the member;

(iv)       such other information regarding each nominee proposed by such member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had each nominee been nominated, or intended to be nominated, by the directors;

(v)        the consent of each nominee to serve as a director of the Company if so elected; and

(vi)       if the member intends to solicit proxies in support of such member’s nominees, a representation to that effect.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the fore going procedure. Only persons as are nominated in accordance with the procedures shall be eligible to serve as directors of the Company. If at any meeting of members at which an election of directors ought to take place, the place of any retiring director is not filled, he shall, if willing, continue in office until the dissolution of the annual meeting of members in the next year, and so on from year to year until his place is filled, unless it shall be determined at such meeting not to fill such vacancy.

A director shall cease to hold office as such only: (a) if he becomes of unsound mind; (b) if (unless he is not required to hold a share qualification) he has not duly qualified himself within two months of his appointment or if he ceases to hold the required number of shares to qualify him for office; (c) if he is absent from meetings of the directors for six consecutive months without leave of the board of directors, provided that the directors shall have power to grant any director leave of absence for any or an indefinite period; (d) if he dies; (e) one month or, with the permission of the directors earlier, after he has given notice in writing of his intention to resign; (f) if he shall, pursuant to the provisions of the Companies Act, be disqualified or cease to hold office or be prohibited from acting as director; (g) if he is removed from office by a resolution signed by a majority of the directors; or (h) if he is removed from office for cause by a resolution of members. For the purposes hereof, cause means the willful and continuous failure by a director to substantially perform his duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by the director in gross misconduct materially and demonstrably injurious to the Company; or (i) if he is removed from office without cause by a resolution of the majority of the members of the Company, being an affirmative vote of the holders of 66 2/3 percent or more of the outstanding votes of the shares entitled to vote thereon.

Ordinary and Preferred Shares

The Company is authorized to issue two classes of shares as follows: (a) 60,000,000 shares in one series of no par value ("Ordinary Shares"); and (b)1,000,000 preference shares in one series of no par value ("Preferred Stock"). The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of shares. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue share to bearer. Our shareholders who are non-residents of the British Virgin Islands may freely hold and transfer their ordinary shares.

The board of directors of the Company is authorized to amend the Company’s memorandum and articles of association to provide for the creation from time to time of one or more classes of shares of preferred stock, and pursuant to such amendment, to establish the number of shares and series to be included in each such class, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such class.

The authority of the board of directors with respect to each class shall include, but not be limited to, determination of the following: (a) the number of shares and series constituting that class and the distinctive designation of that class; (b) the dividend rate on the shares of that class, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes of stock; (c) whether that class shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that class shall have conversion or exchange privileges, and if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the board of directors shall determine; (e) whether or not the shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that class, and, if so, the terms and amounts of such sinking fund; (g) the right of the shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional stock (including additional shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company; (h) the right of the shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes of stock; and (i) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to memorandum and articles of association and the Companies Act.

Holders of ordinary shares shall be entitled to one vote on all matters subject to a vote at general meetings of the shareholders.

Shareholder Quorum

A quorum required for a meeting of shareholders is if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

Shareholder Proposals

For business to be properly brought to the annual meeting of members by a shareholder, the shareholder must have given timely written notice thereof, either by personal delivery or by prepaid registered post to the secretary of the Company at the principal executive offices of the Company. To be timely, a member’s notice must be delivered not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, in order to be timely, notice by the member must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from original date shall be deemed, for purposes of notice, to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary for the meeting as originally scheduled. A member’s notice to the Secretary shall set out as to each matter that the member wishes to be brought before the meeting of members: (i) a brief description of the business desired to be brought before the meeting; (ii) the name and address of record of the member proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by such member; (iv) any material interest of such member in such business; and (v) if the member intends to solicit proxies in support of such member’s proposal, a representation to that effect.

Special Meetings

Special meetings of members (being all meetings of members which are not annual meetings) may be called only by the directors pursuant to a resolution of directors to that effect or upon the written request of members holding more than 50 percent of the votes of the outstanding voting shares in the Company.

Shareholder Approval

Resolutions of the shareholders will be approved at a duly convened and constituted meeting of the shareholders of the Company by the affirmative vote of (a) a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained, or (b) a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstain;

Transfer of Shares

Our shareholders may transfer all or any of its, his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Anti-Takeover Effect

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders and the limitation on the calling of a special meeting.

DESCRIPTION OF WARRANTS WE MAY OFFER

The following description of warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.

We may issue warrants for the purchase of the ordinary shares. Warrants may be issued independently or together with ordinary shares and may be attached to or separate from any other offered securities. Any issuance of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase ordinary shares may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be paid either in cash or on a cashless exercise basis or any other means permitted by the Companies Act.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase ordinary shares, the holders of the warrants will not have any of the rights of holders of the ordinary shares purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of our securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. The securities may also be sold through agents, legally permitted to act as securities agents, designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, Dealer or Agent Discounts and Commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities, provided they are legally permitted to receive compensation for transactions in securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus. In order to pay any commissions or discounts or other fees, the underwriter, dealer or agent will be required to be registered with appropriate agencies and legally permitted to receive a commission, discount or fee in connection with the sale of securities in all relevant jurisdictions.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange or in another trading medium. Any underwriters or other agents that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter or dealer may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters and dealers to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters or dealers may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters, dealers or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters, dealers or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Exchange Requirements

If the class of securities, or derivative securities based on those securities, that is being sold are listed on an exchange, the company may be required to make an application to the exchange for listing of additional securities, and the issuance may be subject to limitations set forth in the listing rules.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The material United States Federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. Information about certain tax issues related to owning our securities is set forth in our Annual Report on Form 20-F for the fiscal year ended September 30, 2020 and incorporated by reference herein, which will be amended by subsequently filed Annual Reports on Form 20-F and any prospectus supplement that discusses such matters.

TRANSFER AGENT

The transfer agent for our ordinary shares is Continental Stock Transfer and Trust Company, 1 State Street, 30th Floor, New York, NY 10004, United States of America Tel: (212) 509-4000.

The Company’s registered office in the British Virgin Islands is Maples Corporate Service (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby, including the validity of the securities, and British Virgin Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to United States law will be passed upon by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York, United States.

EXPERTS

The consolidated financial statements of the Company, appearing in its Form 20-F Annual Report filed with the SEC on February 16, 2021, for the fiscal year ended September 30, 2018, have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP and for the fiscal years ended September 30, 2019 and 2020, have been audited by B F Borgers CPA PC, each an independent registered public accounting firm, as stated in its report (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing therein. The audited consolidated financial statements are incorporated hereby by reference in reliance upon the report of such firms given upon its authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

The Company Memorandum and Articles of Association do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

The Company operations is conducted and a significant portion of our assets is located outside the United States. Some of the directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

The corporate affairs of the Company are governed by our Memorandum and Articles of Association and by the Companies Act and common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and the relevant company law, court procedures and other relevant regulation. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

We have been advised that there is uncertainty as to whether the courts of the British Virgin Islands would:

(i)       recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

(ii)       entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the British Virgin Islands. Further, we have been advised that any final and conclusive monetary judgment for a definite sum obtained against the company in United States federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself such that in seeking to have the courts of the British Virgin Islands recognize and enforce the foreign judgment in the form of and by means of a corresponding judgment of the British Virgin Islands court, no retrial of the issues would be necessary provided that:

(i)       the United States federal or state court had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)       the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii)       the judgment was not procured by fraud;

(iv)       recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v)       the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

We have appointed Mr. Wei Han, 830 Morris Turnpike Short Hills, NJ 07078 as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.